NEWS RELEASE


CONTACT:        Kenneth Wagner, SVP Investor Relations
                Provident Financial Services, Inc.
                (201) 915-5344

FOR IMMEDIATE RELEASE: January 25, 2006

                       PROVIDENT FINANCIAL SERVICES, INC.
                          ANNOUNCES ANNUAL MEETING DATE


Jersey City, New Jersey -

     Provident Financial Services, Inc. (NYSE: PFS) announced today that its Annual Meeting of Stockholders will be held on Wednesday, April 26, 2006, at 10:00 a.m. local time, at the Hilton Newark Airport, 1170 Spring Street, Elizabeth, New Jersey.

     The Annual Meeting of Stockholders is being held for the purposes of considering and voting on the election of five directors and the ratification of the appointment of independent auditors. The record date for determining stockholders of record entitled to notice of the Annual Meeting and to vote is the close of business on March 3, 2006.

     Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank that offers a full range of retail and commercial loan and deposit products. The Provident Bank currently operates 76 full service branches throughout northern and central New Jersey.